UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  November 8, 2010)

ALL AMERICAN GROUP, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On November 8, 2010, All American Group, Inc. entered into an Agreement and Plan of Merger with All American Group Holdings, LLC and All American Acquisition Corporation, affiliates of H.I.G. All American, LLC. The merger will result in AAG’s shareholders (other than H.I.G.) receiving $0.20 per share, plus an interest in a liquidating trust that will have a contingent right to receive proceeds from the sale of AAG’s specialty vehicle business.

Upon closing of the merger, AAG’s specialty vehicle business will be offered for sale for a minimum price of $12 million. The sale of the assets will be negotiated on behalf of AAG by a special committee of AAG’s board of directors. The majority of the members of the committee will be directors who are not affiliated with H.I.G.

If an agreement is entered into for the sale of the specialty vehicle business within nine months after the closing of the merger, the excess of the net sale proceeds over $5 million will be deposited in the liquidating trust for distribution to the former AAG shareholders pro rata (in addition to the $0.20 per share to be paid in connection with the closing of the merger). AAG cannot give assurance that the sale of the assets will be completed within the 9 months’ time frame or that it will bring a sufficient amount of net sale proceeds to provide the shareholders any additional consideration.

All American Group Holdings, LLC is expected to file a registration statement with the United States Securities and Exchange Commission covering the issuance of the interests in the liquidating trust to AAG’s shareholders in connection with the merger.  AAG expects to send to its shareholders a proxy statement for a special meeting of its shareholders to approve the merger as soon as may be practicable after the effective date of the registration statement. Approval of the merger requires the affirmative vote of a majority of AAG’s outstanding common shares. H.I.G. owns a majority of the outstanding common shares of AAG, so approval of the merger is assured. AAG shareholders who do not vote in favor of the merger will have dissenter’s rights of appraisal under Indiana law.

A copy of the definitive merger agreement is filed as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

(d) (2)
Agreement and Plan of Merger dated as of November 8, 2010, by and among All American Group Holdings, LLC, All American Acquisition Corporation, All American Group, Inc. and the Shareholders Representative

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GROUP, INC.

Date:	November 10, 2010	By:	/s/ Martin Miranda
Martin Miranda, Secretary